UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 9, 2004

NORTHEAST PENNSYLVANIA FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	0-49952	06-1504091
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

12 E. Broad Street, Hazleton, Pennsylvania 18201

(Address of principal executive offices)

(570) 459-3700

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry Into a Material Definitive Agreement

Agreement and Plan of Merger

On December 8, 2004, KNBT Bancorp, Inc. (“KNBT”), the parent company of Keystone Nazareth Bank & Trust Company, and Northeast Pennsylvania Financial Corp. (“Northeast Pennsylvania”), the parent company of First Federal Bank, entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which Northeast Pennsylvania will merge with and into KNBT.  Concurrently with the merger, it is expected that First Federal Bank will merge with Keystone Nazareth Bank & Trust Company.

Under the terms of the agreement, Northeast Pennsylvania shareholders may elect to receive either $23.00 of KNBT common stock or $23.00 in cash in exchange for their shares of Northeast Pennsylvania common stock, subject to an overall requirement that 50% of the total outstanding NEPF Common Stock be exchanged for KNBT Common Stock and 50% for cash.  To the extent they receive shares of KNBT, the transaction is expected to be tax-free to Northeast Pennsylvania shareholders.

The number of shares of KNBT common stock into which each Northeast Pennsylvania share will be exchanged will be based on the price of KNBT common stock over a measurement period prior to the closing.

In addition, each director of Northeast Pennsylvania entered into a Shareholder Agreement with KNBT, pursuant to which each such person agreed, among other things, to vote his or her shares of NEPF common stock in favor of the Merger Agreement at a meeting of shareholders of NEPF to be called to consider and approve the Merger Agreement.

The transaction is expected to close in the second quarter of 2005.  It is subject to certain conditions, including the approval of the shareholders of Northeast Pennsylvania and the receipt of regulatory approval.

A press release announcing the transaction was issued on December 9, 2004, a copy of which is filed as Exhibit 99.1 to this Form 8-K and which is incorporated herein by reference in its entirety.  An investor presentation referenced in that press release is filed as Exhibit 99.2 to this Form 8-K and is incorporated herein by reference in its entirety.

Termination and Release Agreements

On December 8, 2004 and in connection with the execution of the Merger Agreement, Thomas L. Kennedy, Chairman of the Board of Northeast Pennsylvania, Thomas M. Petro, President and Chief Executive Officer of Northeast Pennsylvania and Jerry D. Holbrook, Chief Financial Officer of Northeast Pennsylvania, each entered into a letter agreement with Northeast Pennsylvania, First Federal Bank and KNBT pursuant to which each person’s employment agreement will be terminated at the effective date of the merger in exchange for certain payments equal to the severance payment that the executive is entitled to receive under his employment agreement.  The termination and release agreements also provide that following termination, Northeast Pennsylvania will provide continued health and welfare benefits for a period of five years for Messrs. Kennedy and Petro.  In lieu of providing those benefits, the letter agreements allow the executives to elect a cash payment equal to the estimated cost of those benefits.  The aggregate payments to be made to Messrs. Kennedy, Petro and Holbrook under the letter agreements are $900,475, $1,571,793 and $977,160, respectively.

Item 9.01               Financial Statements and Exhibits.

(a)                                  Financial Statements of Businesses Acquired:  Not applicable

(b)           Pro Forma Financial Information:  Not applicable

(c)                                  Exhibits

Number	Description

2.1	Agreement and Plan of Merger, dated December 8, 2004, by and between KNBT Bancorp, Inc. and Northeast Pennsylvania Financial Corp.*
10.1	Form of Shareholder Agreement between KNBT and the directors of Northeast Pennsylvania Financial Corp.*
10.2	Termination and Release Agreement, dated December 8, 2004, by and among Northeast Pennsylvania Financial Corp., First Federal Bank, KNBT Bancorp, Inc. and Thomas L. Kennedy*
10.3	Termination and Release Agreement, dated December 8, 2004, by and among Northeast Pennsylvania Financial Corp., First Federal Bank, KNBT Bancorp, Inc. and Thomas M. Petro*
10.4	Termination and Release Agreement, dated December 8, 2004, by and among Northeast Pennsylvania Financial Corp., First Federal Bank, KNBT Bancorp, Inc. and Jerry D. Holbrook*
99.1	Press Release Dated December 9, 2004
99.2	Investor Presentation

*To be filed by amendment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 9, 2004	By:	/s/ Thomas M. Petro
Thomas M. Petro
President and Chief Executive Officer